UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2007

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2007, OSI Restaurant Partners, Inc. (the “Company” or “OSI”) entered into an amendment (the “May 21 amendment”) to its previously announced Agreement and Plan of Merger with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. that increases the consideration payable to OSI stockholders to $41.15 per share in cash, without interest, from $40.00 per share. Kangaroo Holdings, Inc. is controlled by an investor group comprised of investment funds associated with Bain Capital Partners, LLC and investment funds affiliated with Catterton Management Company, LLC. The Company’s founders, certain holders associated with Chris T. Sullivan, the Company’s Chairman of the Board, and certain members of the Company’s management (the “OSI Investors”) are expected to exchange shares of OSI common stock for shares of Kangaroo Holdings, Inc. in connection with the merger.

 The May 21 amendment also revises the closing condition that required a majority of the outstanding shares of OSI common stock entitled to vote at the special meeting to vote for the adoption of the original merger agreement, without consideration as to the vote of the OSI Investors. The May 21 amendment provides that, in addition to the affirmative vote of a majority of the outstanding shares of OSI common stock required under Delaware law, the Company must obtain the affirmative vote of the holders, as of the record date, of a majority of the number of shares of OSI common stock held by holders that are not OSI Investors, voting together as a single class, to adopt the amended merger agreement and the merger.

Under the May 21 amendment, the Company has agreed not to pay its regular quarterly cash dividend prior to the closing of the transactions contemplated by the amended merger agreement or termination of the amended merger agreement. In addition, the parties have agreed not to terminate the amended merger agreement under Section 7.1(b) of the amended merger agreement prior to the close of business on June 19, 2007.

The May 21 amendment also provides customary representations and warranties of the parties in connection with the execution of the amendment.

Item 8.01	Other Events

On May 22, 2007, the Company issued a press release announcing that it had entered into the May 21 amendment and announcing that its special meeting of stockholders will now be held on Friday, May 25, 2007, at 11:00 a.m., Eastern Daylight Time, at A La Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634; however, the Company expects to convene the special meeting for the sole purpose of adjourning it in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the changes to the merger effectuated by the May 21 amendment and to review updated proxy materials. The Company expects to reconvene the special meeting on Tuesday, June 5, 2007 at 11:00 a.m. Eastern Daylight Time at A La Carte Pavilion. The record date for the special meeting remains March 28, 2007. A copy of the release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.

2.1	Amendment to Agreement and Plan of Merger among Kangaroo Holdings, Inc., Kangaroo Acquisition, Inc. and OSI Restaurant Partners, Inc. dated as of May 21, 2007

99.1	OSI Restaurant Partners, Inc. release dated May 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: May 24, 2007	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer